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       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                IDT CORPORATION
                     190 Main Street, Hackensack, NJ 07601
                                (201) 928-1000
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held December 16, 1998

   The undersigned appoints Howard S. Jonas and James Courter, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the "Annual Meeting") of IDT Corporation to be held at the offices of IDT Corporation at 171 Main Street, Hackensack, New Jersey on December 16, 1998 at 2:30 p.m., and any adjournment of the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Meeting, except as otherwise indicated on the reverse side of this card.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE





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                        Please date, sign and mail your
                     proxy cards back as soon as possible!


                        Annual Meeting of Stockholders
                                IDT CORPORATION


                               December 16, 1998



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        [X] Please mark your                  DO NOT PRINT IN
            votes as in this                    THIS AREA
            example

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                    FOR  WITHHOLD
   1. Election of  [  ]    [  ]                           Nominees:
      Directors                                                HOWARD S. JONAS
                                                               JOYCE J. MASON
FOR except vote withheld from following nominees(s):           JAMES R. MELLOR
                                                               DENIS A. BOVIN
____________________________________________________

____________________________________________________


   2. Approval of the Company's 1996 Stock Option        FOR  AGAINST  ABSTAIN
      and Incentive Plan as amended and restated:        [  ]   [  ]     [  ]

   3. Ratification of the appointment of Ernst & Young
      LLP as the Company's Independent Auditors for      [  ]   [  ]     [  ]
      the fiscal year ending July 31, 1999:

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

-----------------------------------
                                                            PLEASE CHECK ONE:
        DO NOT PRINT
        IN THIS AREA                                 I WILL ATTEND [  ]

-----------------------------------              I WILL NOT ATTEND [  ]
                                                THE ANNUAL MEETING


___________________________    _____________________     _____________________,
     PRINTED NAME OF                 SIGNATURE                 SIGNATURE
       STOCKHOLDER

                          Date: ______________, 1998

NOTE: Please sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, a complete title should be provided. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.